EXHIBIT 99.1

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Berkshire Hathaway Energy
Media Hotline: 515-242-3022
mediahotline@berkshirehathawayenergyco.com

Berkshire Hathaway Energy Announces Debt Tender Offer and
Consent Solicitation

DES MOINES, Iowa – December 13, 2017 – Berkshire Hathaway Energy (“BHE”) today announced that it and MidAmerican Funding, LLC (“MidAmerican Funding”), a direct, wholly-owned subsidiary of BHE, have commenced a cash tender offer (the “Tender Offer”) for certain series of outstanding bonds specified below (the “Bonds”). The terms and conditions of the Tender Offer are described in an Offer to Purchase and Solicitations of Consents (the “Offer to Purchase”) and the related Consent and Letter of Transmittal (the “Letter of Transmittal”), each dated December 13, 2017.

BHE and MidAmerican Funding (each, an “Offeror” and together, the “Offerors”) are offering to purchase for cash the applicable series of Bonds set out in the table below for an aggregate purchase price (including principal and premium) of up to $1,000,000,000 (as such amount may be increased, the “Maximum Tender Amount”), plus accrued and unpaid interest on the Bonds from the last applicable interest payment date up to, but not including, the applicable Settlement Date (as defined below). The amount of a series of Bonds that is purchased in the Tender Offer will be based on the order of priority (the “Acceptance Priority Level”) for such series of Bonds as set forth in the table below, with 1 being the highest Acceptance Priority Level and 5 being the lowest Acceptance Priority Level. If there are sufficient remaining funds from the Maximum Tender Amount to purchase some, but not all, of the Bonds tendered of any series, the amount of Bonds purchased in that series will be subject to proration using the procedure more fully described in the Offer to Purchase.

The Offerors’ obligation to accept and pay for the tendered Bonds in the Tender Offer is subject to the satisfaction or waiver of certain conditions described in the Offer to Purchase and the Letter of Transmittal.

Concurrently with the Tender Offer, the Offerors are soliciting (the “Consent Solicitation”) consents (the “Consents”) from each holder of the Bonds, subject to the terms and conditions set forth in the Offer to Purchase, to certain proposed amendments (the “Proposed Amendments”) to the indentures governing each series of Bonds (collectively, the “Existing Indentures”). The purpose of the Proposed Amendments is to modify or eliminate substantially all of the restrictive covenants, certain events of default and related provisions contained in each applicable Existing Indenture. The Offerors intend to execute a supplement to each applicable Existing Indenture (each, a “Supplemental Indenture”) if Consents from holders of a majority of the outstanding aggregate principal amount of the applicable series of Bonds are received (with respect to each series of Bonds, the “Requisite Consents”). Each Supplemental Indenture will become effective upon the execution of such Supplemental Indenture, but will provide that the Proposed Amendments for the applicable series of Bonds will not become operative unless the applicable Offeror accepts the applicable Bonds for purchase in the Tender Offer and the amount of Bonds purchased in such series was not subject to proration. In the event that the Requisite Consents for a series of Bonds is received but Holders who validly tendered and did not validly withdraw Bonds of such series are subject to proration, the Proposed Amendments with respect to such Bonds will not become operative despite the applicable Offeror accepting Bonds of such series in the Tender Offer.

EXHIBIT 99.1

Title of Security	Issuer	CUSIP Number(s)	Aggregate Principal Amount Outstanding	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page	Fixed Spread (basis points)	Early Tender Premium(1)	Hypothetical Total Consideration (3)
6.927% Senior Bonds due 2029(2)	MidAmerican Funding, LLC	59562HAJ7	$325,000,000	1	2.250% due 11/15/2027	FIT1	80	$30.00	$1,347.16
8.480% Senior Bonds due 2028	Berkshire Hathaway Energy Company	129466AM0	$475,000,000	2	2.250% due 11/15/2027	FIT1	80	$30.00	$1,474.97
6.500% Senior Bonds due 2037	Berkshire Hathaway Energy Company	59562VAR8	$1,000,000,000	3	2.750% due 8/15/2047	FIT1	85	$30.00	$1,399.57
6.125% Senior Bonds due 2036	Berkshire Hathaway Energy Company	59562VAM9 59562VAL1	$1,700,000,000	4	2.750% due 8/15/2047	FIT1	75	$30.00	$1,345.18
5.950% Senior Bonds due 2037	Berkshire Hathaway Energy Company	59562VAP2	$550,000,000	5	2.750% due 8/15/2047	FIT1	85	$30.00	$1,318.95

(1) Per $1,000 principal amount of Bonds.
(2) MidAmerican Funding is the Offeror for this series of Bonds; BHE is the Offeror for the other series of Bonds.
(3) Hypothetical Total Consideration calculated on the basis of pricing for the Reference U.S. Treasury Security as of 2:00 p.m., New York City time, on December
12, 2017 and an Early Settlement Date (as defined below) on December 29, 2017. The actual Total Consideration (as defined below) payable pursuant to the
Tender Offer will be calculated and determined as set forth in the Offer to Purchase.

The Tender Offer will expire at 11:59 p.m., New York City time January 11, 2018, unless extended or unless earlier terminated (such date and time, as the same may be extended, the “Expiration Date”). The Consent Solicitation will expire at 11:59 p.m., New York City time January 11, 2018, unless extended or earlier terminated.

Holders of Bonds must validly tender and not validly withdraw their Bonds at or prior to 5:00 p.m., New York City time December 27, 2017, (such date and time, as the same may be extended, the “Early Tender Date”), to be eligible to receive the applicable “Total Consideration,” which includes an early tender premium of $30.00 per $1,000 of principal amount of Bonds accepted for purchase (the “Early Tender Premium”). Holders of Bonds who tender their Bonds after the Early Tender Date, but at or prior to the Expiration Date, will be eligible to receive only the applicable “Tender Offer Consideration,” which is an amount equal to the Total Consideration minus the Early Tender Premium. The Total Consideration or Tender Offer Consideration, as applicable, will only be paid to holders of tendered Bonds to the extent that the applicable Offeror accepts such Bonds for purchase.

Holders who tender their Bonds in the Tender Offer must consent to the Proposed Amendments applicable to such Bonds. Pursuant to the terms of the Offer to Purchase, the tender of Bonds will be deemed to constitute the delivery of a consent of such tendering holder to the applicable Proposed Amendments.

The Total Consideration or the Tender Offer Consideration, as applicable, for each series per $1,000 principal amount of Bonds validly tendered and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to a fixed spread specified for each series of Bonds over the applicable yield based on the bid side price of the U.S. Treasury Security specified for each series of Bonds in the table above, as calculated by the Dealer Manager at 2:00 p.m., New York City time December 28, 2017. In addition to the Total Consideration or the Tender Offer Consideration, as applicable, accrued and unpaid interest on the Bonds accepted for purchase will be paid from the last applicable interest payment date up to, but not including, the applicable Settlement Date.

Bonds tendered in the Tender Offer and Consents delivered in the Consent Solicitation may be validly withdrawn or revoked at any time at or prior to 5:00 p.m., New York City time December 27, 2017, but not thereafter unless otherwise required by applicable law to permit withdrawal.

EXHIBIT 99.1

Payment for the Bonds that are validly tendered and not validly withdrawn prior to the Early Tender Date and accepted for purchase by the applicable Offeror will be made on the date referred to as the “Early Settlement Date.” The Early Settlement Date for the Bonds is anticipated to be December 29, 2017, the second business day after the Early Tender Date. Payment for the Bonds that are validly tendered and not validly withdrawn after the Early Tender Date and prior to the Expiration Date and accepted for purchase by the applicable Offeror will be made on the date referred to as the “Final Settlement Date.” The Final Settlement Date for the Bonds will be promptly following the Expiration Date. It is anticipated that the Final Settlement Date for the Bonds will be January 12, 2018, the first business day after the Expiration Date.

The Dealer Manager for the Tender Offer and the Solicitation Agent for the Consent Solicitation is Citigroup Global Markets Inc. Investors with questions regarding the Tender Offer and Consent Solicitation may contact Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Copies of the Offer to Purchase and Consent and Letter of Transmittal may be obtained from the Information Agent, Global Bondholder Services Corporation, at (866) 470-3800 (toll-free) or (212) 430-3774 (collect) or in writing at 65 Broadway, Suite 404, New York, NY 10006. Holders of Bonds are urged to carefully read these materials prior to making any decisions with respect to the Tender Offer and Consent Solicitation.

This press release is for informational purposes only and is not an offer to buy, or the solicitation of an offer to sell, any of the Bonds or any other securities. The Offerors are making the Tender Offer and Consent Solicitation only by, and pursuant to, the terms of the Offer to Purchase and the Letter of Transmittal. The Tender Offer and Consent Solicitation are not being made in any jurisdiction in which the making of or acceptance thereof would not be in compliance with the securities laws, blue sky laws or other laws of such jurisdiction. None of the Offerors, their respective boards of directors, the Dealer Manager, the Depositary (Global Bondholder Services Corporation) and the Information Agent or the trustees makes any recommendation that any holder of Bonds tender or refrain from tendering all or any portion of the principal amount of its Bonds or deliver Consents pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to deliver Consents and tender their Bonds, and, if so, the principal amount of Bonds to tender.

About Berkshire Hathaway Energy
Berkshire Hathaway Energy owns a portfolio of locally managed businesses that share a vision for a secure energy future, make sustainable investments to achieve that vision and had $85 billion of assets as of Dec. 31, 2016. These businesses deliver affordable, safe and reliable service each day to more than 11.6 million electric and gas customers and end-users around the world and consistently rank high among energy companies in customer satisfaction. Berkshire Hathaway Energy is headquartered in Des Moines, Iowa, U.S.A. Additional company information is available at www.berkshirehathawayenergyco.com.

Forward-Looking Statements
This news release contains statements that do not directly or exclusively relate to historical facts. These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can typically be identified by the use of forward-looking words, such as “will,” “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “intend,” “potential,” “plan,” “forecast” and similar terms. These statements are based upon Berkshire Hathaway Energy Company’s current intentions, assumptions, expectations and beliefs and are subject to risks, uncertainties and other important factors. Many of these factors are outside the control of Berkshire Hathaway Energy Company and could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expectations include the impact of natural disasters and weather effects on revenues and other operating uncertainties, uncertainties relating to economic, political and business conditions and uncertainties regarding the impact of laws and regulations, including laws and regulations related to environmental protection, changes in government policy and competition. The foregoing factors that could cause Berkshire Hathaway Energy Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should not be construed as exclusive and should be considered in connection with information regarding risks and uncertainties that may affect Berkshire Hathaway Energy Company’s future results included in Berkshire Hathaway Energy Company’s filings with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s website (www.sec.gov). Berkshire Hathaway Energy Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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